                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                            ABGENIX, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 ABGENIX, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 2000

TO THE STOCKHOLDERS OF ABGENIX, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abgenix, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 3, 2000 at 1:00 p.m. local time at the Company's principal executive offices located at 7601 Dumbarton Circle, Fremont, California 94555 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the Company's 1996 Incentive Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000).

    3. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 shares.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 20, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          R. SCOTT GREER

                                          Chairman and Chief Executive Officer

Fremont, California

April 4, 2000

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 ABGENIX, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of Abgenix, Inc., a Delaware corporation ("Abgenix" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2000, at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 7601 Dumbarton Circle, Fremont, California 94555. The Company intends to mail this proxy statement and accompanying proxy card on or about April 4, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, ChaseMellon Shareholder Services. No additional compensation will be paid to directors, officers or other regular employees for such services, but ChaseMellon Shareholder Services will be paid its customary fee, estimated to be about $8,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 20, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 20, 2000 the Company had outstanding and entitled to vote 40,006,328 shares of Common Stock (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000).

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 3, Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 3, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 7601 Dumbarton Circle, Fremont, California 94555, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 5, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than February 4, 2001.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    There are six nominees for the seven Board positions presently authorized. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and all six directors have been elected by the stockholders.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees and certain information about them are set forth below:

NAME                                          AGE      PRINCIPAL OCCUPATION/POSITION HELD WITH COMPANY
----                                        --------   -----------------------------------------------
R. Scott Greer............................     41      President, Chief Executive Officer and Chairman
                                                       of the Board

M. Kathleen Behrens, Ph.D.................     47      Managing Director of RS Investment Management

Raju S. Kucherlapati, Ph.D................     57      Professor, Albert Einstein College of Medicine

Mark B. Logan.............................     61      Chairman of the Board, President and Chief
                                                       Executive Officer of VISX, Incorporated

Joseph E. Maroun..........................     70      Retired President of the International Group
                                                       and Senior Vice President, Bristol-Myers Squibb

Stephen A. Sherwin, M.D...................     51      Chairman of the Board, President and Chief
                                                       Executive Officer of Cell Genesys

    R. SCOTT GREER has served as our Chairman of the Board since March 2000 and President, Chief Executive Officer and as one of our directors since June 1996. He also serves as a director of Xenotech. From July 1994 to July 1996, Mr. Greer was Senior Vice President of Corporate Development at Cell Genesys. From April 1991 to July 1994, Mr. Greer was Vice President of Corporate Development and from April 1991 to September 1993 was Chief Financial Officer of Cell Genesys. From 1986 to 1991, Mr. Greer held various positions at Genetics Institute, Inc., a biotechnology company, including Director, Corporate Development. Mr. Greer received a BA in economics from Whitman College and an MBA from Harvard University and is a certified public accountant.

    M. KATHLEEN BEHRENS, PH.D. has served as one of our directors since December 1997. Dr. Behrens joined RS Investment Management in 1983 and became a general partner in 1986 and a managing director in 1993. In 1988, Dr. Behrens joined the venture capital group of Robertson Stephens Investment Management Co. and has helped in the founding of three biotechnology companies: Mercator Genetics, Inc., Protein Design Laboratories, Inc. and COR Therapeutics, Inc.
Dr. Behrens is past chairperson
and a director of the National Venture Capital Association. Dr. Behrens received a Ph.D. in microbiology from the University of California, Davis, where she performed genetic research for six years.

    RAJU S. KUCHERLAPATI, PH.D.  has served as one of our directors since
June 1996. Dr. Kucherlapati was a founder of Cell Genesys and served as a director of Cell Genesys from 1988 to 1999. Since July 1989, he has been the Saul and Lola Kramer Professor and the Chairman of the Department of Molecular Genetics at the Albert Einstein College of Medicine. Dr. Kucherlapati also serves as a director of Valentis Corp. and Millennium Pharmaceuticals, Inc.
Dr. Kucherlapati received a BS in biology from Andhra University in India and a Ph.D. in genetics from the University of Illinois, Urbana.

    MARK B. LOGAN has served as one of our directors since August 1997.
Mr. Logan has served as Chairman of the Board and Chief Executive Officer of VISX, Incorporated, a medical device company, since November 1994. From
January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Bausch & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group and also served as a member of its board of directors. Mr. Logan also serves as a director of Somnus Medical Technologies, Inc. and VIVUS, Inc. Mr. Logan received a BA from Hiram College and a PMD from Harvard Business School.

    JOSEPH E. MAROUN has served as one of our directors since July 1996.
Mr. Maroun spent 30 years with Bristol-Myers Squibb, a pharmaceuticals company, serving until his retirement in 1990, at which time he was President of the International Group, Senior Vice President of the corporation, and a member of its Policy Committee. He also headed the U.S.-Japan Pharmaceutical Advisory Group. Mr. Maroun also serves as a director of Cell Genesys. Mr. Maroun received a BA from the University of Witwaterrand, Johannesburg.

    STEPHEN A. SHERWIN, M.D.  has served as one of our directors since
June 1996 and served as our Chairman of the Board from June 1996 to March 2000. Since March 1990, Dr. Sherwin has served as President, Chief Executive Officer and a director of Cell Genesys. Since March 1994, he has served as Chairman of the Board of Cell Genesys. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as Vice President, Clinical Research. Dr. Sherwin currently serves as a Director of Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc. and Calyx Therapeutics, Inc.
Dr. Sherwin received a BA in biology from Yale University and an M.D. from Harvard Medical School.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999 the Board of Directors held ten meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Dr. Sherwin, Mr. Logan and Dr. Behrens. The Audit Committee met one time during such fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Dr. Sherwin and Mr. Logan. The Compensation Committee met four times during such fiscal year.

    During the fiscal year ended December 31, 1999, all directors except
Dr. Behrens attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2
             APPROVAL OF THE 1996 INCENTIVE STOCK PLAN, AS AMENDED

    In June 1996, the Board of Directors of the Company adopted, and the stockholders subsequently approved, the Company's 1996 Incentive Stock Plan ("the Incentive Plan"). As of February 29, 2000 awards (net of canceled or expired awards) covering an aggregate of 5,674,636 shares of the Company's Common Stock (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) had been granted under the Incentive Plan. Only 107,864 shares of Common Stock (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future grant under the Incentive Plan.

    In March 2000, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan by 600,000 shares (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000). The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

    Stockholders are requested in this Proposal 2 to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Incentive Plan are outlined below:

GENERAL

    The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options and stock purchase rights. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of such awards.

PURPOSE

    The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. In addition, the Company expects to substantially increase the number of its employees in the near future. All of the approximately 82 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

    The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

    The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

ELIGIBILITY

    Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

    No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    After giving effect to the two-for-one stock split of the Company's Common Stock declared in March 2000, no person may be granted options under the Incentive Plan exercisable for more than 1,500,000 shares of Common Stock (2,500,000 shares in the case of a person's initial employment) during any fiscal year ("the Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

    If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. Except in certain circumstances, the exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m) of the Code. See "Federal Income Tax Information." As of
February 29, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $322.125 per share (share price has not been adjusted to reflect the two-for-one split of the Company's Common Stock declared in March 2000).

    The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options.

    OPTION EXERCISE. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of 25% one year from the date of grant and 1/48(th) per month thereafter during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination, (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

RESTRICTIONS ON TRANSFER

    Unless determined otherwise by the administrator of the Incentive Plan, the participant may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an option.

STOCK PURCHASE RIGHTS

    PAYMENT. Stock purchase rights are made pursuant to a restricted stock purchase agreement. The purchase price of stock purchase rights are determined by the Board and must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to stock purchase rights under the Incentive Plan.

    RESTRICTIONS ON TRANSFER. Stock purchase rights may not be transferred except where such assignment is required by law or expressly authorized by the terms of the stock purchase rights.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Incentive Plan provides that, in the event of a sale of substantially all of the assets of the Company, merger, consolidation or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, the vesting and the time during which such awards may be exercised will be accelerated in full. An outstanding award will terminate if the participant does not exercise it before a change in control. In the event of a dissolution or liquidation, the administrator of the Incentive Plan has discretion to accelerate vesting and the time during which such awards may be exercised. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate in June 2006.

    The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act, (ii) increase the number of shares reserved for issuance upon exercise of awards, or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of

Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20.0% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

    If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

    Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS AND STOCK PURCHASE RIGHTS. Nonstatutory stock options and stock purchase rights granted under the Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

    Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock purchase rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either
(i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or
(ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

                                   PROPOSAL 3
      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 50,000,000 shares to 100,000,000 shares.

    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    In addition to the 39,958,728 shares of Common Stock outstanding at February 29, 2000 (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000), the Board of Directors has reserved 7,539,572 shares (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) for issuance upon exercise of options and rights granted or available under the Company's stock option and stock purchase plans, and up to 50,000 shares of Common Stock (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) which may be issued pursuant to a license agreement.

    Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, stock dividends, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

    The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

    The affirmative vote of the holders of a majority of the shares of the Common Stock, will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2000 (prior to giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) by:
(i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                   BENEFICIAL OWNERSHIP (1)
                                                              -----------------------------------
BENEFICIAL OWNER                                              NUMBER OF SHARES   PERCENT OF TOTAL
----------------                                              ----------------   ----------------
Cell Genesys ...............................................     2,426,034             12.14%
  342 Lakeside Drive
  Foster City, CA 94404
FMR Corp. (2) ..............................................     1,459,600              7.31
  82 Devonshire Street
  Boston, MA 02109
Joseph E. Maroun (3)........................................     2,623,383             13.10
Stephen A. Sherwin, M.D. (4)................................     2,517,391             12.54
Raju S. Kucherlapati, Ph.D. (5).............................        65,169                 *
M. Kathleen Behrens, Ph.D. (6)..............................        40,385                 *
R. Scott Greer (7)..........................................       226,540              1.12
C. Geoffrey Davis, Ph.D. (8)................................        48,721                 *
Raymond M. Withy, Ph.D. (9).................................        52,006                 *
Kurt W. Leutzinger (10).....................................        20,898                 *
Gisela M. Schwab............................................             0                 *
Mark B. Logan (11)..........................................        28,741                 *
All directors and executive officers as a group (10 persons)     3,197,200             15.56
  (12)......................................................

------------------------

   * Represents beneficial ownership of less than one percent of the Common
     Stock.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,979,364 shares outstanding on February 29, 2000 (prior to giving effect to the two-for-one split of the Company's Common Stock declared in March 2000), adjusted as required by rules promulgated by the SEC.

 (2) In a filing on Schedule 13G, dated February 11, 2000, Fidelity
     Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser reported that it is the beneficial owner of 1,439,500 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). The ownership of one Fund, Fidelity Growth Company Fund, amounted to 1,182,600 shares. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 1,439,500 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 11,100 shares as a result of its service as investment manager to certain institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 11,100 shares and sole power to vote or to direct the voting of 11,100 shares owned by such institutional accounts. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional accounts. Fidelity International Limited is the beneficial owner of 9,000 shares.

 (3) Includes 2,426,034 shares owned by Cell Genesys (the "CG Shares"). Also includes 43,503 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000. Mr. Maroun is a director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Mr. Maroun disclaims beneficial ownership of the CG Shares except to the extent of his pro rata pecuniary interest therein based upon his beneficial ownership of the capital stock of Cell Genesys.

 (4) Includes the CG Shares. Also includes 91,357 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000. Dr. Sherwin is an officer, director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Dr. Sherwin disclaims beneficial ownership of the CG Shares except to the extent of his pro rata pecuniary interest therein based upon his beneficial ownership of the capital stock of Cell Genesys.

 (5) Includes 55,169 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (6) Includes 25,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (7) Includes 207,646 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (8) Includes 48,721 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (9) Includes 46,305 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (10) Includes 19,730 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (11) Includes 28,741 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (12) Includes 566,172 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a yearly retainer of $5,000 and a per meeting fee of $1,000 (plus $500 for each committee meeting attended by committee members or for special assignments of the Board of Directors). The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1998 Director Option Plan, as amended (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. Each new non-employee director is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 60,000 shares (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) of Common Stock of the Company on the date such person first becomes a non-employee director. Each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director on the date of the Company's Annual Meeting of Stockholders is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 15,000 shares of Common Stock of the Company (after giving effect to the two-for-one split of the Company's Common Stock declared in March 2000). No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of grant. All options granted on or after June 1999 are fully vested upon grant. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. If the successor corporation does not assume an outstanding option or substitute it for an equivalent option, then the option shall become fully vested and exercisable. In addition, following such assumption or substitution, if the optionee's status as a director is terminated other than upon a voluntary resignation by the optionee, the option shall become fully vested and exercisable.

    During the last fiscal year, the Company granted options covering 7,500 shares to each non-employee director of the Company, at an exercise price per share of $14.375, which was the fair market value of such Common Stock on the date of grant based on the closing sales price reported on the Nasdaq National Market.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended 1997, 1998 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999, each of whose aggregate compensation during the last fiscal year exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                       ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                            FISCAL    ----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR     SALARY ($)   BONUS ($)    OPTIONS(1)        ($)
---------------------------                --------   ----------   ---------   ------------   ------------
R. Scott Greer...........................    1999      $283,147    $200,000       135,000       $      --
  President and Chief Executive              1998       267,120          --        40,000              --
  Officer                                    1997       252,000      55,200        67,500           4,112(2)

C. Geoffrey Davis, Ph.D..................    1999       184,546     100,000        38,250           1,482(3)
  Chief Scientific Officer                   1998       165,350          --        10,000              --
                                             1997       152,250      21,750        25,500           1,974(3)

Kurt W. Leutzinger(4)....................    1999       187,922     100,000        38,250           4,940(5)
  Chief Financial Officer                    1998       179,830          --        12,750          19,623(6)
                                             1997        81,555          --       100,000         127,059(7)

Gisela M. Schwab, M.D.(8) ...............    1999        36,667     100,000       100,000              --
  Vice President, Clinical Development

Raymond M. Withy, Ph.D. .................    1999       184,547     100,000        38,250              --
  Chief Business Officer                     1998       165,350          --        10,000              --
                                             1997       152,250      21,750        25,500              --

------------------------

(1) Securities underlying options have not been adjusted to reflect the two-for-one split of the Company's Common Stock declared in March 2000.

(2) Consists of imputed interest income on a loan from Abgenix to Mr. Greer.

(3) Consists of imputed interest income on a loan from Abgenix to Dr. Davis.

(4) Mr. Leutzinger has been our Chief Financial Officer since July 1997. His 1997 annualized salary was $175,000.

(5) Consists of imputed interest income on a loan from Abgenix to Mr. Leutzinger.

(6) Consists of $18,714 for reimbursement of relocation expenses and $909 for imputed interest income on a loan from Abgenix to Mr. Leutzinger.

(7) Consists of $126,568 for reimbursement of relocation expenses and $491 for imputed interest income on a loan from Abgenix to Mr. Leutzinger.

(8) Dr. Schwab has been our Vice President, Clinical Development since November 1999. Her 1999 annualized salary was $220,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 1999. All these options were awarded under our Incentive Plan.

                                                    INDIVIDUAL GRANTS
                                      ----------------------------------------------
                                      NUMBER OF     PERCENT                            POTENTIAL REALIZABLE VALUE AT
                                      SECURITIES   OF TOTAL                            ASSUMED ANNUAL RATES OF STOCK
                                      UNDERLYING    OPTIONS                               PRICE APPRECIATION FOR
                                       OPTIONS      GRANTED    EXERCISE                       OPTION TERM(5)
                                       GRANTED     IN FISCAL    PRICE     EXPIRATION   -----------------------------
NAME AND PRINCIPAL POSITION            (1) 92)      1999(3)     (1)(4)       DATE          5%                10%
---------------------------           ----------   ---------   --------   ----------   -----------       -----------
R. Scott Greer......................   135,000       13.1%      $15.00      1/11/09    $1,273,050        $3,227,850
C. Geoffrey Davis, Ph.D.............    38,250        3.7        15.00      1/11/09       360,698           914,558
Kurt W. Leutzinger..................    38,250        3.7        15.00      1/11/09       360,698           914,558
Gisela M. Schwab, M.D...............   100,000        9.7        39.00     10/26/09     2,453,000         6,216,000
Raymond M. Withy, Ph.D..............    38,250        3.7        15.00      1/11/09       360,698           914,558

------------------------

(1) Securities underlying options and the exercise price have not been adjusted to reflect the two-for-one split of the Company's Common Stock declared in March 2000.

(2) The options granted to Mr. Greer, Mr. Leutzinger and Drs. Davis and Withy became exercisable as to 1/48(th) of the option shares on the date of grant and an additional 1/48(th) of the option shares become exercisable on the first day of each calendar month thereafter, with full vesting occurring four years after the date of grant. The options granted to Dr. Schwab become exercisable as to 25% of the option shares one year from the date of grant and 1/48(th) of the option shares become exercisable on the first day of each calendar month thereafter, with full vesting occurring four years after the date of grant. In each case, vesting is subject to the optionee's continued relationship with Abgenix. These options expire ten years from the date of grant, or earlier upon termination of employment.

(3) Based on an aggregate of 1,027,875 options (prior to giving effect to the two-for-one split of the Company's Common Stock declared in March 2000) granted by Abgenix in the year ended December 31, 1999 to our employees, non-employee directors of and consultants, including the Named Executive Officers.

(4) Options were granted at an exercise price equal to the fair market value of our Common Stock, as determined by our Board of Directors on the date of grant.

(5) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. We cannot provide any assurance to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of our Common Stock on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The following table sets forth for each of the Named Executive Officers the number of shares of Common Stock acquired and the dollar value realized upon exercise of options during the year ended December 31, 1999 and the number and value of securities underlying unexercised options held at December 31, 1999.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF IN-THE-MONEY
                                                                 OPTIONS AT DECEMBER 31,               OPTIONS
                           SHARES ACQUIRED                               1999(1)              AS OF DECEMBER 31, 1999(3)
                                 ON               VALUE        ---------------------------   ----------------------------
NAME                       EXERCISE (#)(1)   REALIZED ($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                       ---------------   ---------------   -----------   -------------   ------------   -------------
R. Scott Greer...........      15,000           $1,969,125       175,303        188,082      $22,533,549     $23,156,072
C. Geoffrey Davis,
  Ph.D...................      58,000            5,749,289        57,649         58,101        7,419,398       7,194,777
Kurt W. Leutzinger.......      70,000            7,365,676         5,555         75,445          652,713       9,416,972
Gisela M. Schwab, M.D....          --                   --            --        100,000               --       9,350,000
Raymond M. Withy, Ph.D...          --                   --        80,233         58,101       10,398,228       7,194,777

------------------------

(1) Shares acquired on exercise and securities underlying unexercised options have not been adjusted to reflect the two-for-one split of the Company's Common Stock declared in March 2000.

(2) Value realized reflects the fair market value of our Common Stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

(3) Value of unexercised in-the-money options are based on a value of $132.50 per share (share price has not been adjusted to reflect the two-for-one split of the Company's Common Stock declared in March 2000), the closing price of our Common Stock on December 31, 1999. Amounts reflected are based on the value of $132.50 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                          CHANGE OF CONTROL AGREEMENTS

    We have entered into Change of Control Severance Agreements with Messrs. Greer, Davis, Leutzinger and Withy and Ms. Schwab. The agreements provide that if any of the following events occurs within 24 months following a change of control, then the Company, or the company with which we merge, must pay the affected officer his salary and bonus, at the rate in effect just prior to the change of control, for one year or, in Mr. Greer's case, two years:
(i) termination of the officer's employment without good cause; (ii) material reduction in the officer's salary or benefits or a substantial reduction of the officer's perquisites, such as office space, without his consent or good business reason; (iii) significant reduction in the officer's duties, position or responsibilities without his consent; or (iv) relocation of the officer's employment by more than 35 miles without his or her consent.

    The agreements further provide for "gross up" payments to the officers in the event that they are subject to the tax code's excise tax on so-called "excess parachute payments."

    The Company's Board of Directors has approved a plan which provides that in the event of a change in control of Abgenix, the options of each Abgenix employee whose employment is terminated without cause within 24 months of the change in control will become exercisable in full. For these purposes, a change in control includes: (1) a person becoming the beneficial owner of 50% or more of our outstanding voting securities, (2) certain changes in the composition of our Board of Directors occurring within a two-year period or (3) a merger or consolidation in which Abgenix stockholders immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity, or its parent.

                              CERTAIN TRANSACTIONS

    On April 21, 1995, C. Geoffrey Davis, Ph.D. our Vice President, Research, and Cell Genesys entered into a relocation loan agreement pursuant to which Cell Genesys loaned $30,000 to Dr. Davis in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until January 1, 2000. In
June 1996, Cell Genesys assigned its rights under the promissory note to Abgenix. As of December 31, 1999, the outstanding principal balance was $30,000.

    On August 26, 1997, Kurt W. Leutzinger received a $25,000 loan from Abgenix to assist with relocation expenses. The $25,000 loan, which is evidenced by a full recourse promissory note, was forgiven in July 1998 when Mr. Leutzinger completed 12 months of employment with Abgenix. On February 27, 1998,
Mr. Leutzinger and Abgenix entered into a relocation loan agreement pursuant to which Abgenix loaned $100,000 to Mr. Leutzinger in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until June 30, 2003. As of December 31, 1999, the outstanding principal balance of the promissory note was $100,000.

    The Board of Directors approved Gisela M. Schwab's compensation package which includes a $100,000 loan to assist with relocation expenses in exchange for a promissory note secured by a deed of trust. No interest will accrue on the loan for the first five years. As of December 31, 1999, no balance was outstanding under this loan.

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Company's Compensation Committee was, at any time since the Company's formation, an officer or employee of Abgenix. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Abgenix Board of Directors or Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for making recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the Company. The Compensation Committee also has the authority and power to grant stock options to the Company's employees and consultants.

    The goal of the Company's compensation policies is to align executive compensation with business objectives, corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. The Company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

    - THE COMPANY PAYS COMPETITIVELY FOR EXPERIENCED, HIGHLY-SKILLED EXECUTIVES:

      The Company operates in a competitive and rapidly changing biopharmaceutical industry. Executive base compensation is targeted to the median salary paid to comparable executives in companies of similar size, location, and with comparable responsibilities. The individual executive's salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

    - THE COMPANY REWARDS EXECUTIVES FOR SUPERIOR PERFORMANCE:

      The Compensation Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives which must be met in order for the Company to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the biopharmaceutical industry, the Company awards higher bonuses based on performance in excess of the corporate goals.

    - THE COMPANY STRIVES TO ALIGN LONG-TERM STOCKHOLDER AND EXECUTIVE
      INTERESTS:

      In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of one share of the Company's Common Stock on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

COMPENSATION OF R. SCOTT GREER, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

    Mr. Greer's salary and stock option grant for fiscal 1999 are consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of Abgenix. 1999 was a year of significant accomplishments for the Company. Abgenix made significant progress in advancing its product pipeline, expanding its list of XenoMouse-TM-technology collaborations, and building its financial strength. Three product candidates are presently undergoing clinical trials, in indications including psoriasis, graft-versus-host disease, cancer and rheumatoid arthritis. In addition, the Company completed two equity offerings in 1999, raising approximately $123 million. In December 1999, Abgenix bought out its Xenotech joint venture partner, Japan Tobacco. Mr. Greer has continued to provide strategic direction to Abgenix and to build the organization. Mr. Greer's compensation for 1999 is set forth in the Summary Compensation Table appearing on page 14.

SUMMARY

    The Compensation Committee believes that the Company's compensation policy as practiced to date by the Compensation Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the Company's products.

                                          Respectfully submitted,

                                          Stephen A. Sherwin, M.D.

                                          Mark B. Logan

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

PERFORMANCE MEASUREMENT COMPARISON

    The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from July 2, 1998, the date of the Company's initial public offering, through December 31, 1999 compared with the Nasdaq Stock Market, U.S. Index, and the Nasdaq Pharmaceutical Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                            NASDAQ
                          Nasdaq Stock  Pharmaceutical
          Abgenix, Inc.  Market (U.S.)           Index
7/2/98              100            100             100
9/30/98              89             91              95
12/31/98            203            117             126
3/31/99             189            131             137
6/30/99             248            143             140
9/30/99             490            147             160
12/31/99           1656            213             233

------------------------

* $100 invested on 7/2/98 in stock or on 6/30/98 in the indices--including reinvestment of dividends. Fiscal year ending December 31.

    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

Fremont, California

April 4, 2000

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ABGENIX, INC.

    ABGENIX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

        FIRST:  The name of the corporation is ABGENIX, INC.

        SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was June 24, 1996. Certificate of Designations to the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on June 24, 1996, July 15, 1996, August 21, 1996, December 18, 1997 and December 23, 1997. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 8, 1998.

        THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of
    Article IV in the following form:

           "This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of $0.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $0.0001."

        FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, Abgenix, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested to by its
Secretary this       day of May, 2000.

                                               ABGENIX, INC.

                                               ---------------------------------------------
                                               R. Scott Greer
                                               PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:

---------------------------------------------
Kurt W. Leutzinger
SECRETARY

                                                                       EXHIBIT B

                                 ABGENIX, INC.

                     1996 INCENTIVE STOCK PLAN, AS AMENDED

    1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

    - to attract and retain the best available personnel for positions of substantial responsibility,

    - to provide additional incentive to Employees, Directors and Consultants, and

    - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f) "COMMON STOCK" means the common stock of the Company.

        (g) "COMPANY" means Abgenix, Inc., a Delaware corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
    Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x) "PLAN" means this Stock Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "SECTION 16(b)" means Section 16(b) of the Exchange Act.

        (cc) "SERVICE PROVIDER" means an Employee, Director or Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 6,382,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

           (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

           (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of
       Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

           (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value;

           (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

           (iv) to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

         (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

           (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

           (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

         (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

           (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

           (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection
       (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

           (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

           (i) cash;

           (ii) check;

          (iii) promissory note;

           (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

           (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

         (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives:
    (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve
    (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten
    (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

-------------------------------------------------------------------------------

                                  ABGENIX, INC.
                                     PROXY

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 2000

   The undersigned, revoking all prior proxies, hereby appoints R. Scott Greer and Kurt W. Leutzinger, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Abgenix, Inc. (the "Company") of record in the name of the undersigned at the close of business on March 20, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 2, 2000, or at any adjournment thereof, upon the following matters:

-------------------------------------------------------------------------------
                            -  FOLD AND DETACH HERE  -

-------------------------------------------------------------------------------


                                                             Please mark
                                                             your votes as  /X/
                                                             indicated in
                                                             this example

                                               FOR ALL            WITHHOLD
                                               NOMINEES       FOR ALL NOMINEES
1. Election of the following directors:          / /                 / /
   R. Scott Greer, Stephen A. Sherwin, M.D.,
   M. Kathleen Behrens, Ph.D., Raju S.
   Kucherlapati, Ph.D., Mark B. Logan,
   Joseph E. Maroun

FOR ALL NOMINEES EXCEPT THE FOLLOWING:
(Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)


--------------------------------------------------------


                                                  FOR     AGAINST    ABSTAIN

2. To approve the Company's 1996 Incentive        / /       / /         / /
   Stock Plan, as amended to increase the
   aggregate number of shares of Common Stock
   authorized for issuance under such plan
   by _______ shares.

3. To approve an amendment to the Company's       / /       / /         / /
   Restated Certificate of Incorporation to
   increase the authorized number of shares
   of Common Stock from 50,000,000 to
   ______________ shares.

4. In their discretion, the proxies are
   authorized to vote upon such matters____ as may properly come before the Annual
   Meeting, or any adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.



Signature(s) _____________________________________Dated _______________, 2000
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                          -  FOLD AND DETACH HERE  -